UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

Umami Sustainable Seafood Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-52401	98-0636182
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1230 Columbia St., Suite 1100
San Diego, CA 92101
(Address of principal executive offices) (zip code)

(619) 544-9177

 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Umami Sustainable Seafood Inc. (the “Company”), hereby amends its Current Report on Form 8-K dated July 20, 2010, for the purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K with respect to the acquisition of 33% of the equity of Baja Aqua Farms, S.A. de C.V., a Mexican corporation (“Baja”) and its affiliate Oceanic Enterprises, Inc., a California corporation (“Oceanic”).  Except for Item 9.01, there are no changes to the Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Financial Statements of Business Acquired

The audited financial statements of the businesses acquired are attached hereto as exhibit 99.2and 99.3.

The unaudited financial statements of the businesses acquired are attached hereto as exhibit 99.4 and exhibit 99.5.

Pro Forma Financial Information

Pro forma financial information relating to the businesses acquired is attached hereto as exhibit 99.6.

Exhibits

Exhibits	Description
2.1	Articles of Merger (previously filed)

10.5
Stock Purchase Agreement dated July 20, 2010 by and among Corposa, S.A. de C.V., Marpesca, S.A. de C.V., Holshyrna ehf, Vilhelm Mar Gudmundsson, Robert Gudfinnsson, Baja Aqua Farms, S.A. de C.V., Oceanic Enterprises, Inc. and Lions Gate Lighting Corp. (previously filed)

10.6	Option Agreement, dated July 20, 2010, by and among Baja Aqua-Farms, S.A. de C.V., Lions Gate Lighting Corp., Corposa, S.A. de C.V. and Holshyrna, ehf (previously filed)

99.1	Press release dated July 22, 2010 (previously filed)

99.2	Audited Financial Statements of Baja Aqua Farms, S.A. de C.V.

99.3	Audited Financial Statements of Oceanic Enterprises, Inc.

99.4	Unaudited Financial Statements of Baja Aqua Farms, S.A. de C.V.

99.5	Unaudited Financial Statements of Oceanic Enterprises, Inc.

99.6	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMAMI SUSTAINABLE SEAFOOD INC.

April 8, 2011	By:	/s/ Daniel G. Zang
Chief Financial Officer